    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 1999

                                           REGISTRATION STATEMENT NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                             ILLINOIS POWER COMPANY
             (Exact name of Registrant as specified in its charter)
                             ---------------------

              STATE OF ILLINOIS                                  37-0344645
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)

                             500 SOUTH 27TH STREET
                            DECATUR, ILLINOIS 62525
                                 (217) 424-6600
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                         CHARLES E. BAYLESS, CHAIRMAN,
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             500 SOUTH 27TH STREET
                            DECATUR, ILLINOIS 62525
                                 (217) 424-7152
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                             ROBERT J. REGAN, ESQ.
                             SCHIFF HARDIN & WAITE
                                6600 SEARS TOWER
                            CHICAGO, ILLINOIS 60606
                                 (312) 258-5606
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                             ---------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

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                                                  PROPOSED MAXIMUM        PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE           OFFERING PRICE            AGGREGATE               AMOUNT OF
  TO BE REGISTERED           REGISTERED             PER UNIT(1)          OFFERING PRICE(1)        REGISTRATION FEE
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Debt Securities......       $250,000,000                100%                $250,000,000              $69,500
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(1) Estimated solely for the purpose of calculating the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS                                SUBJECT TO COMPLETION JANUARY 22, 1999

                                  $250,000,000

                             ILLINOIS POWER COMPANY

                                DEBT SECURITIES
                           -------------------------

     We intend from time to time to offer, in one or more series, up to $250,000,000 aggregate principal amount of our New Mortgage Bonds or other debt securities (collectively, "Securities").

     We will provide the specific terms of the series of Securities in one or more supplements to this Prospectus. You should read this Prospectus and any Prospectus Supplement carefully before you invest in the Securities.
                           -------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                           -------------------------

     We may offer the Securities in any of the following ways:

          - directly to you,

          - through dealers,

          - through underwriters,

          - through agents, or

          - through any combination of these methods.

     You can find additional information about our plan of distribution for Securities under the heading "Plan of Distribution," which appears later in this Prospectus. We will also describe the plan of distribution for any particular series of Securities in the Prospectus Supplement for that series.
                           -------------------------

             THE DATE OF THIS PROSPECTUS IS                , 1999.

     YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF THE DATE OF SUCH PROSPECTUS OR PROSPECTUS SUPPLEMENT. WE ARE NOT MAKING AN OFFER TO SELL OR SOLICITING AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Where You Can Find More Information.........................     3
Documents Incorporated by Reference.........................     3
Forward-Looking Statements..................................     4
The Company.................................................     4
Use of Proceeds.............................................     4
Ratio of Earnings to Fixed Charges..........................     5
Description of the New Mortgage Bonds.......................     5
Description of the Unsecured Debt Securities................    20
Plan of Distribution........................................    23
Legal Opinions..............................................    23
Experts.....................................................    24

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C., a Registration Statement on Form S-3 (together with its amendments and exhibits, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered in this Prospectus. We have not included certain portions of the Registration Statement in this Prospectus as permitted by the Commission's rules and regulations. For further information, you should refer to the Registration Statement.

     We are subject to the informational requirements of the Securities Act of 1934, as amended (the "Exchange Act"), and therefore we file annual, quarterly and current reports, proxy and information statements and other information with the Commission. You may inspect and copy the Registration Statement, as well as the reports and other information filed by the Company with the Commission, at the Commission's public reference facilities at its principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and its regional offices at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. You may obtain information on the operation of the Commission's public reference facilities by calling 1-800-SEC-0330. You may also obtain information filed by us at the Commission's Web site on the World Wide Web at http://www.sec.gov. You may obtain these materials at set rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Finally, you may inspect our filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 or at our principal office, 500 South 27th Street, Decatur, Illinois 62525.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this Prospectus. Information that we file with the Commission after the date of this Prospectus will automatically modify and supersede the information included or incorporated by reference in this Prospectus to the extent that the subsequent filings contain information that modifies or supersedes the existing information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until we sell all the Securities.

     - Our Annual Report on Form 10-K for the year ended December 31, 1997;

     - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 (as amended by our Quarterly Report on Form 10-Q/A filed August 13, 1998) and September 30, 1998 (as amended by our Quarterly Report on Form 10-Q/A filed November 20, 1998); and

     - Our Current Reports on Form 8-K dated December 16, 1997, January 21, 1998, February 13, 1998, April 14, 1998, May 6, 1998, June 24, 1998, July
       6, 1998, July 15, 1998, October 20, 1998, November 25, 1998 and December 14, 1998.

     We will provide to you (upon receiving your written or oral request) a copy of any or all of the information that has been or may be incorporated by reference in, but not delivered with, this Prospectus. We will deliver this information at no cost to you. You should direct your request to:

                             ILLINOIS POWER COMPANY
                        SHAREHOLDER SERVICES DEPARTMENT
                             500 SOUTH 27TH STREET
                            DECATUR, ILLINOIS 62525
                                1(800) 800-8220
                                       OR
                             ILLINOIS POWER COMPANY
                            c/o ILLINOVA CORPORATION
                            http://www.illinova.com.

                           FORWARD-LOOKING STATEMENTS

     We make statements in this Prospectus and the documents we incorporate by reference that contain estimates, projections and other forward-looking statements that involve risks and uncertainties. Actual results or outcomes could differ materially from those provided in the forward-looking statements as a result of such important factors as: the outcome of state and federal regulatory proceedings affecting the restructuring of the electric and gas utility industries; the impacts of new laws and regulations on Illinova and its subsidiaries (including the Company) relating to restructuring, environmental and other matters; the effects of increased competition on the utility businesses; the risks of owning and operating a nuclear facility; changes in prices and cost of fuel; factors affecting non-utility investments, such as the risk of doing business in foreign countries; construction and operation risks; and increases in financing costs. All forward-looking statements are based upon information presently available, and we assume no obligation to update any forward-looking statements.

                                  THE COMPANY

     We were incorporated under the laws of the State of Illinois on May 25, 1923. We are engaged in the generation, transmission, distribution and sale of electric energy and the distribution, transportation and sale of natural gas in the State of Illinois. Our service area is a widely diversified industrial and agricultural area comprising approximately 15,000 square miles in northern, central and southern Illinois. We provide electric service at retail to 310 incorporated municipalities, adjacent suburban and rural areas and numerous unincorporated municipalities having an estimated aggregate population of approximately 1,265,000. We provide gas service to 257 incorporated municipalities, adjacent suburban areas and numerous unincorporated municipalities having an estimated aggregate population of approximately 920,000. The larger cities that we serve include Decatur, East St. Louis (gas only), Champaign, Danville, Belleville, Granite City, Bloomington (electric only), Galesburg, Urbana and Normal (electric only). Illinova Corporation owns all of our outstanding common stock.

     Our executive offices are located at 500 South 27th Street, Decatur, Illinois 62525, and our telephone number is (217) 424-6600.

                                USE OF PROCEEDS

     We expect to add the net proceeds from the sale of the Securities to our general funds and use them for general corporate purposes. We may place the net proceeds in interest-bearing time deposits or invest them in short-term marketable securities until we use them. If we decide to use the net proceeds of any offering of Securities in some other way, we will describe the use of the net proceeds in the Prospectus Supplement for that offering.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratios of earnings to fixed charges for the periods indicated. This information is qualified in its entirety by the information appearing elsewhere in this Prospectus and incorporated in this Prospectus by reference.

                                                    TWELVE MONTHS
                     YEAR ENDED DECEMBER 31,            ENDED
                 --------------------------------   SEPTEMBER 30,
                 1993   1994   1995   1996   1997       1998
                 ----   ----   ----   ----   ----   -------------
                 0.80(1) 2.73  2.77   3.40   0.57(1)     (1.30)(1)

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(1) Our ratios of earnings to fixed charges of 0.80, 0.57 and (1.30) for the years ended December 31, 1993 and 1997 and for the twelve months ended September 30, 1998, respectively, indicate that earnings were inadequate to cover fixed charges. We required additional earnings of approximately $37 million in 1993, approximately $62 million in 1997 and approximately $337 million in the twelve months ended September 30, 1998 to attain a one-to-one ratio of earnings to fixed charges. Excluding disallowed Clinton Power Station plant costs, our ratio of earnings to fixed charges would have been
    2.25 for the year ended December 31, 1993. Excluding the write-off related to the discontinued application of SFAS 71, "Accounting for the Effects of Certain Types of Regulation," for the generation segment of our business, our ratio of earnings to fixed charges would have been 2.73 for the year ended December 31, 1997 and 0.84 for the twelve months ended September 30, 1998.

    Earnings used in the calculation of the ratio of earnings to fixed charges include the allowance for funds used during construction and the deferred financing costs associated with our Clinton Power Station and are before deduction of income taxes and fixed charges. Fixed charges include interest on long-term debt, related amortization of debt discount, premium, and expense, other interest and that portion of rent expense which is estimated to be representative of the interest component.

                     DESCRIPTION OF THE NEW MORTGAGE BONDS

    The following description applies to any offering of Securities by the Company consisting of New Mortgage Bonds.

GENERAL

    The New Mortgage Bonds will be bonds, notes or other evidences of indebtedness authenticated and delivered under a General Mortgage Indenture and Deed of Trust between the Company and Harris Trust and Savings Bank (the "New Mortgage Trustee"), dated as of November 1, 1992. The New Mortgage Bonds will be issued in one or more series in registered form, without coupons. The General Mortgage and Deed of Trust, as supplemented by various supplemental indentures, including one or more supplemental indentures relating to the New Mortgage Bonds, is referred to in this Prospectus as the "New Mortgage." The summaries under this heading do not purport to be complete and are subject to the detailed provisions of the New Mortgage. Capitalized terms used under this heading which are not otherwise defined in this Prospectus shall have the meanings ascribed thereto in the New Mortgage. Wherever particular provisions of the New Mortgage or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made herein and such statements are qualified in their entirety by such reference. References to article and section numbers in this description of the New Mortgage Bonds, unless otherwise indicated, are references to article and section numbers of the New Mortgage.

    Reference is made to the Prospectus Supplement for a description of the following terms of each series of New Mortgage Bonds in respect of which this Prospectus is being delivered:

    - the title of such New Mortgage Bonds;

    - the limit, if any, upon the aggregate principal amount of such New Mortgage Bonds;

     - the date or dates on which the principal of such New Mortgage Bonds is payable;

     - the rate or rates at which such New Mortgage Bonds will bear interest, if any, the date or dates from which such interest will accrue, the dates on which such interest will be payable ("Interest Payment Dates"), and the regular record dates for the interest payable on such Interest Payment Dates;

     - the option, if any, of the Company to redeem such New Mortgage Bonds and the periods within which or the dates on which, the prices at which and the terms and conditions upon which, such New Mortgage Bonds may be redeemed, in whole or in part, upon the exercise of such option;

     - the obligation, if any, of the Company to redeem or purchase such New Mortgage Bonds pursuant to any sinking fund or analogous provisions or at the option of the Holder and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such New Mortgage Bonds will be redeemed or purchased, in whole or in part, pursuant to such obligation;

     - the denominations in which such New Mortgage Bonds will be issuable;

     - whether such New Mortgage Bonds are to be issued in whole or in part in the form of one or more global New Mortgage Bonds and, if so, the identity of the depositary for such global New Mortgage Bonds; and

     - any other terms of such New Mortgage Bonds not inconsistent with the provisions of the New Mortgage.

REDEMPTION OF THE NEW MORTGAGE BONDS

     Any terms for the optional or mandatory redemption of New Mortgage Bonds will be set forth in the Prospectus Supplement. Except as shall otherwise be provided in the applicable Prospectus Supplement with respect to New Mortgage Bonds redeemable at the option of the Holder, New Mortgage Bonds will be redeemable only upon notice by mail not less than 30 days prior to the date fixed for redemption, and, if less than all the New Mortgage Bonds of a series, or any Tranche thereof, are to be redeemed, the particular New Mortgage Bonds to be redeemed will be selected by such method as shall be provided for any particular series or Tranche, or in the absence of any such provision, by such method as the Bond Registrar deems fair and appropriate. (See Sections 5.03 and 5.04.)

     Any notice of redemption at the option of the Company may state that such redemption shall be conditioned upon receipt by the New Mortgage Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such New Mortgage Bonds and that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem such New Mortgage Bonds. (See Section 5.04.)

     While the New Mortgage contains provisions for the maintenance of the Mortgaged Property, it does not contain any provisions for a maintenance or sinking fund and, except as may be provided in a Supplemental Indenture (and described in the applicable Prospectus Supplement) there will be no provisions for any such funds for the New Mortgage Bonds.

SECURITY

     General. Except as discussed below, New Mortgage Bonds now or hereafter issued under the New Mortgage will be secured primarily by:

     - if applicable, bonds ("First Mortgage Bonds") issued under the Company's Mortgage and Deed of Trust, dated November 1, 1943 (the "First Mortgage"), to Harris Trust and Savings Bank, as trustee (the "First Mortgage Trustee"), and delivered to the New Mortgage Trustee under the New Mortgage; as discussed under "Description of First Mortgage Bonds," the First Mortgage constitutes, subject to certain exceptions, a first mortgage lien on substantially all properties of the Company; and

     - the lien of the New Mortgage on the Company's properties used in the generation, purchase, transmission, distribution and sale of electricity or gas, which lien is junior to the lien of the First Mortgage.

     As described below under "Pledged Bonds," following a merger or consolidation of another corporation into the Company, the Company could deliver to the New Mortgage Trustee bonds issued under an existing mortgage on the properties of such other corporation in lieu of or in addition to bonds issued under the First Mortgage. In such event, the New Mortgage Bonds would be secured, additionally, by such bonds and by the lien of the New Mortgage on the properties of such other corporation, which would be junior to the liens of such existing mortgage and the First Mortgage. The First Mortgage and all such other mortgages are hereinafter, collectively, called the "Prior Mortgages," and all bonds issued under the Prior Mortgages and delivered to the New Mortgage Trustee are hereinafter collectively called the "Pledged Bonds." If and when no Prior Mortgages are in effect, the New Mortgage will constitute a first mortgage lien on all property of the Company subject thereto. As described below under "Pledged Bonds," the only Prior Mortgage at the date of this Prospectus is the First Mortgage. The Company currently intends to pursue the satisfaction and discharge of the First Mortgage when the only outstanding First Mortgage Bonds are Pledged Bonds held by the New Mortgage Trustee. From and after the satisfaction and discharge of the First Mortgage, the New Mortgage Bonds will cease to be secured by the Pledged Bonds and instead will be secured primarily by the lien of the New Mortgage on the Company's properties used in the generation, purchase, transmission, distribution and sale of electricity or gas.

     Pledged Bonds. The Pledged Bonds will be issued and delivered to, and registered in the name of, the New Mortgage Trustee or its nominee and will be owned and held by the New Mortgage Trustee, subject to the provisions of the New Mortgage, for the benefit of the Holders of all New Mortgage Bonds Outstanding from time to time, and the Company will have no interest in such Pledged Bonds. Pledged Bonds issued as the basis for the authentication and delivery of New Mortgage Bonds (a) will mature on the same dates, and in the same principal amounts, as such New Mortgage Bonds and (b) will contain, in addition to any mandatory redemption provisions applicable to all Pledged Bonds Outstanding under the related Prior Mortgage, mandatory redemption provisions correlative to provisions for mandatory redemption, or for redemption at the option of the Holder, of such New Mortgage Bonds. Pledged Bonds issued as the basis for authentication and delivery of a series or Tranche of New Mortgage Bonds (x) may, but need not, bear interest, any such interest to be payable at the same times as interest on the New Mortgage Bonds of such series or Tranche and (y) may, but need not, contain provisions for the redemption thereof at the option of the Company, any such redemption to be made at a redemption price or prices not less than the principal amount of such Pledged Bonds. (See Sections 4.02 and 7.01.)

     Any payment by the Company of principal of or premium or interest on the Pledged Bonds held by the New Mortgage Trustee will be applied by the New Mortgage Trustee to the payment of any principal, premium or interest, as the case may be, in respect of the New Mortgage Bonds which is then due, and, to the extent of such application, the obligation of the Company under the New Mortgage to make such payment in respect of the New Mortgage Bonds will be deemed satisfied and discharged. If, at the time of any such payment of principal of Pledged Bonds, there shall be no principal then due in respect of the New Mortgage Bonds, the proceeds of such payment will be deemed to constitute Funded Cash and will be held by the New Mortgage Trustee as part of the Mortgaged Property, to be withdrawn, used or applied as provided in the New Mortgage. If, at the time of any such payment of premium or interest on Pledged Bonds, there shall be no premium or interest, as the case may be, then due in respect of the New Mortgage Bonds, the proceeds of such payments will be remitted to the Company at its request. (See Section 7.02 and "-- Withdrawal of Cash" below). Any payment by the Company of principal of or premium or interest on New Mortgage Bonds authenticated and delivered on the basis of the deposit with the New Mortgage Trustee of Pledged Bonds (other than by application of the proceeds of payments in respect of such Pledged Bonds) will, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal, premium or interest, as the case may be, in respect of such Pledged Bonds which is then due.

     The New Mortgage Trustee may not sell, assign or otherwise transfer any Pledged Bonds except to a successor trustee under the New Mortgage. (See Section 7.04.) At the time any New Mortgage Bonds of any series or Tranche which have been authenticated and delivered upon the basis of Pledged Bonds cease to be Outstanding (other than as a result of the application of the proceeds of the payment or redemption of such Pledged Bonds), the New Mortgage Trustee shall surrender to or upon the order of the Company an equal principal amount of such Pledged Bonds having the same Stated Maturity and mandatory redemption provisions as such New Mortgage Bonds. (See Section 7.03.)

     At the date of this Prospectus, the only Prior Mortgage is the First Mortgage and the only Pledged Bonds issuable at this time are First Mortgage Bonds issuable thereunder. The New Mortgage provides that in the event of the merger or consolidation of another company with or into the Company, an existing mortgage constituting a lien on properties of such other company prior to the lien of the New Mortgage may be designated by the Company as an additional Prior Mortgage. Bonds thereafter issued under such additional mortgage would be Pledged Bonds and could provide the basis for the authentication and delivery of New Mortgage Bonds under the New Mortgage. (See Section 7.06.) When no Pledged Bonds are Outstanding under a Prior Mortgage except for Pledged Bonds held by the New Mortgage Trustee, then, at the request of the Company and subject to satisfaction of certain conditions, the New Mortgage Trustee will surrender the Pledged Bonds for cancellation, and the related Prior Mortgage will be satisfied and discharged, the lien of such Prior Mortgage on the Company's property will cease to exist and the priority of the lien of the New Mortgage will be increased. (See Section 7.07.) The Company currently intends to request the New Mortgage Trustee to surrender the Pledged Bonds for cancellation and to pursue the satisfaction and discharge of the First Mortgage when the only outstanding First Mortgage Bonds are Pledged Bonds. There can be no assurance as to whether and when the Pledged Bonds will be cancelled and the First Mortgage satisfied and discharged.

     The New Mortgage contains no restrictions on the issuance of bonds issued under Prior Mortgages in addition to Pledged Bonds issued to the New Mortgage Trustee as the basis for the authentication and delivery of New Mortgage Bonds. First Mortgage Bonds may currently be issued under the First Mortgage on the basis of property additions, retirements of bonds previously issued under the First Mortgage and cash deposited with the First Mortgage Trustee. (See "Description of First Mortgage Bonds.")

     Lien of the New Mortgage. The properties of the Company used in the generation, purchase, transmission, distribution and sale of electricity and gas will be subject to the lien of the New Mortgage. Substantially all of such property, while subject to the lien of the New Mortgage, will be also subject to the prior lien of the First Mortgage. The New Mortgage Bonds will have the benefit of the first mortgage lien of the First Mortgage on such property, and the benefit of the prior lien of any additional Prior Mortgage on any property subject thereto, to the extent of the aggregate principal amount of Pledged Bonds, issued under the respective Prior Mortgages, held by the New Mortgage Trustee. However, as described above, the Company may cancel the Pledged Bonds issued under the First Mortgage as well as the First Mortgage itself.

     The lien of the New Mortgage is subject to Permitted Liens which include tax liens and other governmental charges which are not delinquent and which are being contested, construction and material-men's liens, certain judgment liens, easement, reservations and rights of others (including governmental entities) in, and defects of title in, certain property of the Company, certain leasehold interests, liens on the Company's pollution control and sewage and solid waste facilities and certain other liens and encumbrances. (See Section 1.01.)

     There are excepted from the lien of the New Mortgage, among other things:

     - cash and securities not paid to, deposited with or held by the New Mortgage Trustee under the New Mortgage;

     - contracts, leases and other agreements of all kinds, contract rights, bills, notes and other instruments, accounts receivable, claims, certain intellectual property rights and other general intangibles;

     - automobiles, other vehicles, movable equipment, aircraft and vessels;

     - all goods, wares and merchandise held for sale in the ordinary course of business or for the use by or the benefit of the Company;

     - nuclear fuel;

     - fuel, materials, supplies and other personal property consumable in the operations of the Company's business;

     - computers, machinery and equipment;

     - coal, ore, gas, oil, minerals and timber mined or extracted from the land;

     - electric energy, gas, steam water and other products generated, produced or purchased;

     - leasehold interests; and

     - all books and records.

(See Section 1.01.)

     Without the consent of the Holders, the Company and the New Mortgage Trustee may enter into supplemental indentures to subject to the lien of the New Mortgage additional property, whether or not used in the electric or gas utility businesses (including property which would otherwise be excepted from such lien). (See Section 14.01.) Such property, so long as the same would otherwise constitute Property Additions (as described below), would thereupon constitute Property Additions and be available as a basis for the issuance of New Mortgage Bonds. (See "Issuance of Additional New Mortgage Bonds.")

     The New Mortgage contains provisions subjecting after-acquired property to the lien thereof, subject to the prior lien of the First Mortgage. These provisions are limited in the case of consolidation or merger (whether or not the Company is the surviving corporation) or sale of substantially all of the Company's assets. In the event of consolidation or merger or the transfer of all the mortgaged property as or substantially as an entirety, the New Mortgage will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from the Company in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts of such properties. (See Article Thirteen and "-- Consolidation, Merger, Conveyance, Transfer or Lease.") In addition, after-acquired property may be subject to vendors' liens, purchase money mortgages and other liens thereon at the time of acquisition thereof, including the lien of any Prior Mortgage.

     The New Mortgage provides that the New Mortgage Trustee will have a lien, prior to the lien on behalf of the holders of New Mortgage Bonds, upon Mortgaged Property, for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (See Section 11.07.)

CREDIT ENHANCEMENT

     See the Prospectus Supplement for credit enhancement terms, if any, of the New Mortgage Bonds.

ISSUANCE OF ADDITIONAL NEW MORTGAGE BONDS

     The maximum principal amount of New Mortgage Bonds which may be issued under the New Mortgage is unlimited. (See Section 3.01.) New Mortgage Bonds of any series may be issued from time to time under Article Four of the New Mortgage on the basis of, and in an aggregate principal amount not exceeding:

     - the aggregate principal amount of Pledged Bonds issued and delivered to the New Mortgage Trustee;

     - 75% of the Cost or Fair Value (whichever is less) of Property Additions (as described below) which do not constitute Funded Property (generally, Property Additions which have been made the basis of the authentication and delivery of New Mortgage Bonds, the release of mortgaged property or cash withdrawals, or which have been substituted for retired property) after certain deductions and additions, primarily including adjustments to offset property retirements;

     - the aggregate principal amount of Retired Bonds (which consist of New Mortgage Bonds no longer outstanding under the New Mortgage which have not been used for certain other purposes under the New Mortgage and which are not to be paid, redeemed or otherwise retired by the application of Funded Cash), but if Pledged Bonds had been made the basis for the authentication and delivery of such Retired Bonds, only if the related Prior Mortgage has been discharged; and

     - an amount of cash deposited with the New Mortgage Trustee.

     In general, the issuance of New Mortgage Bonds is subject to Adjusted Net Earnings of the Company for 12 consecutive months within the preceding 18 months being at least twice the Annual Interest Requirements on all New Mortgage Bonds at the time outstanding, New Mortgage Bonds then applied for, all outstanding Prior Bonds other than Pledged Bonds held by the New Mortgage Trustee under the New Mortgage, and all other indebtedness (with certain exceptions) secured by a lien prior to the lien of the New Mortgage, except that no such net earnings requirement need be met if the additional New Mortgage Bonds to be issued are to have no Stated Interest Rate prior to Maturity. The Company is not required to satisfy the net earnings requirement prior to issuance of New Mortgage Bonds as provided in the first bullet point of the preceding paragraph, if the Pledged Bonds issued and delivered to the New Mortgage Trustee as the basis for such issuance have been authenticated and delivered under the related Prior Mortgage on the basis of retired Prior Bonds unless (a) the Stated Maturity of such retired Prior Bonds is a date more than two years after the date of the Company Order requesting the authentication and delivery of such New Mortgage Bonds and
(b) the Stated Interest Rate, if any, on such retired Prior Bonds immediately prior to Maturity is less than the Stated Interest Rate, if any, on such New Mortgage Bonds to be in effect upon the initial authentication and delivery thereof. In addition, the Company is not required to satisfy the net earnings requirement prior to issuance of New Mortgage Bonds as provided in the third bullet point of the preceding paragraph. In general, the interest requirement with respect to variable interest rate indebtedness, if any, is determined with reference to the rate or rates in effect on the date immediately preceding such determination or the rate to be in effect upon initial authentication. (See
Section 1.03 and Article Four.)

     Adjusted Net Earnings are calculated before, among other things, provisions for income taxes; depreciation or amortization of property; interest on any indebtedness and amortization of debt discount and expense; any non-recurring charge to income of whatever kind or nature (including without limitation the recognition of expense due to the non-recoverability of assets or expense), whether or not recorded as a non-recurring item in the Company's books of account; and any refund of revenues previously collected or accrued by the Company subject to possible refund. Adjusted Net Earnings also do not take into account profits or losses from the sale or other disposition of property, or non-recurring charges of any kind or nature, whether items of revenue or expense. With respect to New Mortgage Bonds of a series subject to a Periodic Offering (such as a medium-term note program), the New Mortgage Trustee will be entitled to receive a certificate evidencing compliance with the net earnings requirements only once, at or prior to the time of the first authentication and delivery of the New Mortgage Bonds of such series. (See Sections 1.03 and 4.01.)

     Property Additions generally include any property which is owned by the Company and is subject to the lien of the New Mortgage except (with certain exceptions) goodwill or going concern value rights, or any property the cost of acquisition or construction of which is properly chargeable to an operating expense account of the Company. (See Section 1.04.)

     Unless otherwise provided in the applicable Prospectus Supplement or supplement thereto, the Company will issue the New Mortgage Bonds on the basis of Pledged Bonds (i.e., First Mortgage Bonds) issued under its First Mortgage.

RELEASE OF PROPERTY

     The Company may obtain the release from the lien of the New Mortgage of any Funded Property, except for cash held by the New Mortgage Trustee, upon delivery to the New Mortgage Trustee of cash equal in amount to the amount, if any, by which the Cost of the property to be released (or, if less, the Fair Value of such property at the time it became Funded Property) exceeds the aggregate of:

     - the principal amount, subject to certain limitations, of obligations secured by purchase money mortgage upon the property to be released delivered to the New Mortgage Trustee;

     - the Cost or Fair Value (whichever is less) of certified Property Additions not constituting Funded Property after certain deductions and additions, primarily including adjustments to offset property retirements (except that such adjustments need not be made if such Property Additions were acquired or made within the 90-day period preceding the release);

     - an amount equal to 133 1/3% of the aggregate principal amount of New Mortgage Bonds the Company would be entitled to issue on the basis of Retired Bonds (with such entitlement being waived by operation of such release);

     - an amount equal to 133 1/3% of the aggregate principal amount of New Mortgage Bonds delivered to the New Mortgage Trustee (with such New Mortgage Bonds to be canceled by the New Mortgage Trustee);

     - the deposit of cash or, to a limited extent, the principal amount of obligations secured by purchase money mortgages upon the property released delivered to the trustee or other holder of a lien prior to the lien of the New Mortgage; and

     - any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released.

     Property which is not Funded Property may generally be released from the lien of the New Mortgage without depositing any cash or property with the New Mortgage Trustee as long as (a) the aggregate amount of Cost or Fair Value (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released) after certain deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the Cost or Fair Value (whichever is less) of property to be released does not exceed the aggregate amount of the Cost or Fair Value (whichever is less) of Property Additions acquired or made within the 90-day period preceding the release.

     The New Mortgage provides simplified procedures for the release of property which has been released from the lien of a Prior Mortgage, minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the New Mortgage Trustee.

     If any property released from the lien of the New Mortgage continues to be owned by the Company after such release, the New Mortgage will not become a lien on any improvement, extension or addition to such property or renewals, replacements or substitutions of or for any part or parts of such property. (See Article Eight.)

WITHDRAWAL OF CASH

     Subject to certain limitations, cash held by the New Mortgage Trustee may
(1) be withdrawn by the Company (a) to the extent of the Cost or Fair Value (whichever is less) of Property Additions not constituting Funded Property, after certain deductions and additions, primarily including adjustments to offset retirements or (b) in an amount equal to 133 1/3% of the aggregate principal amount of New Mortgage Bonds that the Company would be entitled to issue on the basis of Retired Bonds (with such entitlement being waived by operation of such withdrawal) or (c) in an amount equal to 133 1/3% of the aggregate principal amount of any Outstanding New Mortgage Bonds delivered to the New Mortgage Trustee, or (2) upon the request of the Company, be applied to
(a) the purchase of New Mortgage Bonds (at prices not exceeding 133 1/3% of the principal amount thereof) or (b) the redemption or payment at Stated Maturity of New Mortgage Bonds (with any New Mortgage Bonds received by the New Mortgage Trustee pursuant to these provisions being cancelled by the New Mortgage Trustee) (see Section 8.06); provided, however, that cash deposited with the New Mortgage Trustee as the basis for the authentication and delivery of New Mortgage Bonds, as well as cash representing a payment of principal of Pledged Bonds, may only be withdrawn in an amount equal to the aggregate principal amount of New Mortgage Bonds the Company would be entitled to issue on any basis (with such entitlement being waived by operation of such withdrawal), or may, upon the request of the Company, be applied to the purchase, redemption or payment of New Mortgage Bonds at prices not exceeding, in the aggregate, the principal amount thereof. (See Sections 4.05 and 7.02.)

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     The Company may not consolidate with or merge into any other corporation or convey, transfer or lease the Mortgaged Property as or substantially as an entirety to any Person unless (a) such transaction is on such terms as will fully preserve in all material respects the lien and security of the New Mortgage and the rights and powers of the New Mortgage Trustee and Holders, (b) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the Mortgaged Property as or substantially as an entirety is a corporation organized and existing under the laws of the United States of America or any State or Territory thereof or the District of Columbia, and such corporation executes and delivers to the New Mortgage Trustee a supplemental indenture, which contains an assumption by such corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the New Mortgage Bonds and the performance of all of the covenants of the Company under the New Mortgage and which contains a grant, conveyance, transfer and mortgage by the corporation confirming the lien of the New Mortgage on the Mortgaged Property and subjecting to such lien all property thereafter acquired by the corporation which shall constitute an improvement, extension or addition to the Mortgaged Property or a renewal, replacement or substitution of or for any part thereof, and, at the election of the corporation, subjecting to the lien of the New Mortgage such other property then owned or thereafter acquired by the corporation as the corporation shall specify and (c) in the case of a lease, such lease will be made expressly subject to termination by the Company or the New Mortgage Trustee at any time during the continuance of an Event of Default. (See Section 13.01.)

MODIFICATION OF NEW MORTGAGE

     Without the consent of any Holders, the Company and the New Mortgage Trustee may enter into one or more supplemental indentures for any of the following purposes:

     - to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the New Mortgage and in the New Mortgage Bonds; or

     - to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, New Mortgage Bonds of one or more specified series, or one or more Tranches thereof, or to surrender any right or power conferred upon the Company by the New Mortgage; or

     - to correct or amplify the description of any property at any time subject to the lien of the New Mortgage, or better to assure, convey and confirm to the New Mortgage Trustee any property subject or required to be subjected to the lien of the New Mortgage, or to subject to the lien of the New Mortgage additional property; or

     - to convey, transfer and assign to the New Mortgage Trustee and to subject to the Lien of the New Mortgage with the same force and effect as if included in the New Mortgage, property of subsidiaries of the Company used or to be used for one or more purposes which if owned by the Company would constitute property used or to be used for one or more of the Primary Purposes of the Company's business, which property shall for all purposes of the New Mortgage be deemed to be property of the Company, together with such other provisions as may be appropriate to express the respective rights of the New Mortgage Trustee and the Company in regard thereto; or

     - to change or eliminate any provision of the New Mortgage or to add any new provision to the New Mortgage, provided that if such change, elimination or addition adversely affects the interests of the

       Holders of the New Mortgage Bonds of any series or Tranche in any material respect, such change, elimination or addition will become effective with respect to such series or Tranche only when no New Mortgage Bond of such series or Tranche remains outstanding under the New Mortgage; or

     - to establish the form or terms of the New Mortgage Bonds of any series or Tranche as permitted by the New Mortgage; or

     - to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

     - to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee or separate trustee; or

     - to provide for the procedures required to permit the utilization of a noncertificated system of registration for all, or any series or tranche of, the New Mortgage Bonds; or

     - to change any place where (a) the principal of and premium, if any, and interest, if any, on the New Mortgage Bonds of any series, or any Tranche thereof, will be payable, (b) any New Mortgage Bonds of any series, or any Tranche thereof, may be surrendered for registration of transfer, (c) any New Mortgage Bonds of any series, or any Tranche thereof, may be surrendered for exchange and (d) notices and demands to or upon the Company in respect of the New Mortgage Bonds of any series, or any Tranche thereof, and the New Mortgage may be served; or

     - to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any changes to the provisions thereof or to add other provisions with respect to matters and questions arising under the New Mortgage, so long as such other changes or additions do not adversely affect the interests of the Holders of New Mortgage Bonds of any series or Tranche in any material respect; or

     - to reflect changes in Generally Accepted Accounting Principles; or

     - to provide the terms and conditions of the exchange or conversion, at the option of the holders of New Mortgage Bonds of any series, of the New Mortgage Bonds of such series for or into New Mortgage Bonds of other series or stock or other securities of the Company or any other corporation; or

     - to change the words "Mortgage Bonds" to "First Mortgage Bonds" in the descriptive title of all Outstanding New Mortgage Bonds at any time after the discharge of the First Mortgage; or

     - to comply with the rules or regulations of any national securities exchange on which any of the New Mortgage Bonds may be listed.

(See Section 14.01.)

     Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is amended after the date of the New Mortgage in such a way as to require changes to the New Mortgage or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the New Mortgage or at any time thereafter, were required by the Trust Indenture Act to be contained in the New Mortgage, the Company and the New Mortgage Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment. (See Section 14.01.)

     Except as provided above, the consent of the Holders of a majority in aggregate principal amount of the New Mortgage Bonds of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the New Mortgage pursuant to one or more supplemental indentures; provided, however, if less than all of the series of New Mortgage Bonds Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding New Mortgage Bonds of all series so directly affected, considered as one class, will be required; and provided, further, that if the New Mortgage Bonds of any series have been issued in more than one Tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all, such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding New Mortgage Bonds of all Tranches so directly affected, considered as one class, will be required; and provided, further, that no such amendment or modification may, without the consent of each Holder of the Outstanding New Mortgage Bonds of each series or Tranche directly affected thereby:

     - change the Stated Maturity of the principal of, or any installment of principal of or interest on, any New Mortgage Bond, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Bond that would be due and payable upon a declaration of acceleration of maturity or change the coin or currency (or other property) in which any New Mortgage Bond or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

     - permit the creation of any lien ranking prior to the lien of the New Mortgage with respect to all or substantially all of the Mortgaged Property or terminate the lien of the New Mortgage on all or substantially all of the Mortgaged Property, or deprive such Holder of the benefit of the security of the lien of the New Mortgage:

     - reduce the percentage in principal amount of the Outstanding New Mortgage Bonds of such series or Tranche, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the New Mortgage or of any default thereunder and its consequences, or reduce the requirements for quorum or voting; or

     - modify certain of the provisions of the New Mortgage relating to supplemental indentures, waivers of certain covenants and waivers of past defaults.

A supplemental indenture which changes or eliminates any covenant or other provision of the New Mortgage which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding New Mortgage Bonds of one or more specified series, or one or more Tranches thereof, or modifies the rights of the Holders of New Mortgage Bonds of such series or Tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the New Mortgage of the Holders of the New Mortgage Bonds of any other series or Tranche. (See Section 14.02.)

WAIVER

     The Holders of a majority in aggregate principal amount of all New Mortgage Bonds may waive the Company's obligations to comply with certain covenants, including the Company's obligation to maintain its corporate existence and properties, pay taxes and discharge liens, maintain certain insurance and to make such recordings and filings as are necessary to protect the security of the Holders and the rights of the New Mortgage Trustee, provided that such waiver occurs before the time such compliance is required. The Holders of a majority of the aggregate principal amount of Outstanding New Mortgage Bonds of all affected series or Tranches, considered as one class, may waive, before the time for such compliance, compliance with the Company's obligations to maintain an office or agency where the New Mortgage Bonds of such series or Tranches may be surrendered for payment, registration, transfer or exchange, and compliance with any other covenant specified in a supplemental indenture respecting such series or Tranches. (See Section 6.09.)

EVENTS OF DEFAULT

     Each of the following events constitutes an Event of Default under the New
Mortgage:

     - failure to pay interest on any New Mortgage Bond within 45 days after the same becomes due;

     - failure to pay principal of or premium, if any, on any New Mortgage Bond within three business days after its Maturity;

     - failure to perform or breach of any covenant or warranty of the Company in the New Mortgage (other than a covenant or warranty a default in the performance of which or breach of which is dealt with elsewhere under this paragraph) for a period of 60 days after there has been given to the Company by the New Mortgage Trustee, or to the Company and the New Mortgage Trustee by the Holders of at least 25% in principal amount of Outstanding New Mortgage Bonds, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default," unless the New Mortgage Trustee, or the New Mortgage Trustee and the Holders of a principal amount of New Mortgage Bonds not less than the principal amount of New Mortgage Bonds the Holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the New Mortgage Trustee, or the New Mortgage Trustee and such Holders, as the case may be, will be deemed to have agreed to an extension of such period if corrective action has been initiated by the Company within such period and is being diligently pursued;

     - certain events relating to reorganization, bankruptcy or insolvency of the Company or the appointment of a receiver or trustee for its property; or

     - the occurrence of a Matured Event of Default under any Prior Mortgage; provided that the waiver or cure of any such event of default and the rescission and annulment of the consequences thereof will constitute a waiver of the corresponding Event of Default under the New Mortgage and a rescission and annulment of the consequences thereof.

(See Section 10.01.)

REMEDIES

     If an Event of Default occurs and is continuing, then the New Mortgage Trustee or the Holders of not less than 33% in principal amount of New Mortgage Bonds then Outstanding may declare the principal amount (or if any of the New Mortgage Bonds are Discount Bonds, such portion of the principal amount as may be provided for such Discount Bonds pursuant to the terms of the New Mortgage) of all of the New Mortgage Bonds, together with the premium, if any, and interest accrued, if any, thereon to be immediately due and payable. At any time after such declaration of the maturity of the New Mortgage Bonds then Outstanding, but before the sale of any of the Mortgaged Property and before a judgment or decree for payment of money shall have been obtained by the New Mortgage Trustee as provided in the New Mortgage, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

     - the Company has paid or deposited with the New Mortgage Trustee a sum sufficient to pay:

          - all overdue interest, if any, on all New Mortgage Bonds then Outstanding;

          - the principal of and premium, if any, on any New Mortgage Bonds then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such New Mortgage Bonds; and

          - all amounts due to the New Mortgage Trustee as compensation and reimbursement as provided in the New Mortgage; and

     - any other Event or Events of Default, other than the non-payment of the principal of New Mortgage Bonds which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the New Mortgage.

(See Sections 10.02 and 10.17.)

     The New Mortgage provides that, under certain circumstances and to the extent permitted by law, if an Event of Default occurs and is continuing, the New Mortgage Trustee has the power to take possession of, and to hold, operate and manage, the Mortgaged Property, or with or without entry, to sell the Mortgaged Property. If the Mortgaged Property is sold, whether by the New Mortgage Trustee or pursuant to judicial proceedings, the principal of the Outstanding New Mortgage Bonds, if not previously due, will become immediately due, together with premium, if any, and any accrued interest. (See Sections 10.03, 10.04 and 10.05.)

     If an Event of Default occurs and is continuing, the Holders of a majority in principal amount of the New Mortgage Bonds then Outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the New Mortgage Trustee or exercising any trust or power conferred on the New Mortgage Trustee, provided that (a) such direction does not conflict with any rule of law or with the New Mortgage, and could not involve the New Mortgage Trustee in personal liability in circumstances where indemnity would not, in the New Mortgage Trustee's sole discretion, be adequate and (b) the New Mortgage Trustee may take any other actions deemed proper by the New Mortgage Trustee which is not inconsistent with such discretion. (See Section 10.16.)

     The New Mortgage provides that no Holder of any New Mortgage Bond will have any right to institute any proceeding, judicial or otherwise, with respect to the New Mortgage or the appointment of a receiver or trustee, or for any other remedy thereunder unless (a) such Holder has previously given to the New Mortgage Trustee written notice of a continuing Event of Default; (b) the Holders of a majority in aggregate principal amount of the New Mortgage Bonds then Outstanding have made written request to the New Mortgage Trustee to institute proceedings in respect of such Event of Default and have offered the New Mortgage Trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and (c) for sixty days after receipt of such notice, the New Mortgage Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the New Mortgage Trustee during such sixty-day period by the Holders of a majority in aggregate principal amount of New Mortgage Bonds then Outstanding. Furthermore, no Holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders. (See Section 10.11.) Notwithstanding that the right of a Holder to institute a proceeding with respect to the New Mortgage is subject to certain conditions precedent, each Holder of a New Mortgage Bond has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such New Mortgage Bond when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such Holder. (See Section 10.12.) The New Mortgage provides that the New Mortgage Trustee must give the Holders notice of any default under the New Mortgage to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to Holders of a default of the character described in the third bullet point under "-- Events of Default" may be given until at least 45 days after the occurrence thereof. (See Section 11.02.) The Trust Indenture Act currently permits the New Mortgage Trustee to withhold notices of default (except for certain payment defaults) if the New Mortgage Trustee in good faith determines the withholding of such notice to be in the interest of the Holders.

     As a condition precedent to certain actions by the New Mortgage Trustee in the enforcement of the lien of the New Mortgage and institution of action on the New Mortgage Bonds, the New Mortgage Trustee may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith. (See Sections 10.11 and 11.01.)

     In addition to every other right and remedy provided in the New Mortgage, the New Mortgage Trustee may exercise any right or remedy available to the New Mortgage Trustee in its capacity as owner and holder of Pledged Bonds which arises as a result of a default or Matured Event of Default under any Prior Mortgage, whether or not an Event of Default under the New Mortgage has occurred and is continuing. (See Section 10.20.)

DEFEASANCE

     Any New Mortgage Bond or Bonds, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the New Mortgage and the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the New Mortgage Trustee, in trust: (a) money in the amount which will be sufficient, or (b) Eligible Obligations (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such New Mortgage Bond or Bonds or portions thereof. (See
Section 9.01.) For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

RESIGNATION AND REMOVAL OF THE NEW MORTGAGE TRUSTEE

     The New Mortgage Trustee may resign at any time by giving written notice thereof to the Company or may be removed at any time by Act of the Holders of a majority in principal amount of New Mortgage Bonds then Outstanding delivered to the New Mortgage Trustee and the Company. No resignation or removal of the New Mortgage Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the New Mortgage. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if the Company has delivered to the New Mortgage Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the New Mortgage, the New Mortgage Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the New Mortgage. (See Section 11.10.)

CONCERNING THE NEW MORTGAGE TRUSTEE

     Harris Trust and Savings Bank, the Trustee under the New Mortgage, has been a regular depositary of funds of the Company. From time to time the Company borrows funds on a short-term basis from Harris Trust and Savings Bank. As trustee under both the New Mortgage and the First Mortgage, Harris Trust and Savings Bank would have a conflicting interest for purposes of the Trust Indenture Act if an Event of Default were to occur under either mortgage. In that case, the New Mortgage Trustee may be required to eliminate such conflicting interest by resigning either as New Mortgage Trustee or as First Mortgage Trustee. There are other instances under the Trust Indenture Act which would require the resignation of the New Mortgage Trustee if an Event of Default were to occur, such as an affiliate of the New Mortgage Trustee acting as underwriter with respect to any of the New Mortgage Bonds.

TRANSFER

     The transfer of New Mortgage Bonds may be registered, and New Mortgage Bonds may be exchanged for other New Mortgage Bonds of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, at the office of Harris Trust and Savings Bank, of Chicago, Illinois, as Bond Registrar for the New Mortgage Bonds. The Company may change the place for registration of transfer of the New Mortgage Bonds, may appoint one or more additional Bond Registrars (including the Company) and may remove any Bond Registrar, all at its discretion. (See Section 6.02.) The applicable Prospectus Supplement, or a supplement thereto, will identify any new place for registration of transfer and any additional

Bond Registrar appointed, and will disclose the removal of any Bond Registrar effected, prior to the date of such Prospectus Supplement, or supplement thereto. Except as otherwise provided in the applicable Prospectus Supplement, no service charge will be made for any transfer or exchange of the New Mortgage Bonds, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the New Mortgage Bonds. The Company will not be required to issue and no Bond Registrar will be required to register the transfer of or to exchange (a) New Mortgage Bonds of any series (including the New Mortgage Bonds) during a period of 15 days prior to giving any notice of redemption or (b) any New Mortgage Bond selected for redemption in whole or in part, except the unredeemed portion of any New Mortgage Bond being redeemed in part. (See Section 3.05.)

DESCRIPTION OF FIRST MORTGAGE BONDS

     General. The following statements are brief summaries of certain provisions of the First Mortgage and supplemental indentures, which are filed as exhibits to the Registration Statement, and do not purport to be complete. They make use of defined terms (including those appearing herein in italics) and are qualified in their entirety by the references to provisions of the First Mortgage and supplemental indentures, which provisions are incorporated in these summaries by such references. The parenthetical references in this "-- Description of First Mortgage Bonds" are to the Articles in Roman numerals and Sections in Arabic numerals of the First Mortgage ("M").

     Security. The First Mortgage Bonds will be secured, equally and ratably (except as to any sinking or similar fund established for a particular series of bonds) with all other bonds issued under the First Mortgage, by a valid first mortgage lien on substantially all of the fixed property, franchises and rights of the Company, subject to certain exceptions.

     Limitations and Restrictions on Dividends. Certain supplemental indentures to the First Mortgage dated on or after July 1, 1949 contain covenants restricting the payment of dividends. None of the approximately $57 million of retained earnings of the Company at September 30, 1998 were restricted by these covenants.

     Sinking and Property Fund; Other Sinking Funds. Certain supplemental indentures to the First Mortgage dated on or after July 1, 1949 provide for annual cash deposits for Sinking and Property Funds for the bonds outstanding thereunder, respectively, in each case beginning with the eleventh year after the date of issuance, the overall effect of which is that the annual aggregate requirements under all of such Sinking and Property Funds shall not exceed 1% of the total First Mortgage Bonds of the various then outstanding series theretofore issued.

     Maintenance and Renewal Fund. Certain supplemental indentures to the First Mortgage dated on or after July 1, 1949 require the Company to deposit in cash with the First Mortgage Trustee each year the amount of $2,000,000 plus 2 1/4% of net property additions from January 1, 1946, which amount may be reduced in any year by the principal amount of bonds of any series surrendered to the First Mortgage Trustee for cancellation, or by application of the lesser of cost or fair value of gross property additions not subject to an unfunded prior lien acquired during the preceding calendar year.

     Issuance of Additional First Mortgage Bonds. Additional bonds of any series may be issued under the First Mortgage in a principal amount equal to (1) 75% of the net bondable value of property additions not subject to an unfunded prior lien; (2) the principal amount of bonds retired other than out of trust estate moneys; and (3) the amount of cash deposited with the First Mortgage Trustee for such purpose (which may thereafter be withdrawn upon the same basis that additional bonds are issuable under (1) and (2) above) but in each case only if net earnings available for interest and property retirement appropriations for 12 consecutive months within the 18 months immediately preceding the month in which application for such additional bonds is made, shall have been equal to at least two times annual interest charges on all bonds which will be outstanding under the First Mortgage immediately after the issue of the additional bonds applied for and all prior lien bonds, if any, except that no net earnings requirements are applicable (i) to the withdrawal of cash so deposited, or (ii) to the issuance of additional bonds to refund bonds of any series at or within two years of their maturity if all or substantially all of such additional bonds or their proceeds of sale will be applied to such refunding or to the payment of moneys borrowed for such purpose. (M III 3, 4, 5 and 6 and VIII 3)

     Defaults. Defaults are defined to include:

     - the failure to pay interest on any bond within 45 days after the same becomes due;

     - the failure to pay the principal of or premium, if any, on any bond within three business days after its maturity;

     - the failure to make any payment to any sinking, maintenance or analogous fund within 60 days after the same becomes due;

     - a breach of the terms of the covenant relating to dividends, or failure for 60 days after notice to perform any other covenant, agreement or condition contained in the First Mortgage or any supplemental indenture or in the bonds;

     - certain events of bankruptcy, receivership and similar proceedings; and

     - the occurrence of an Event of Default under the New Mortgage or a Matured Event of Default under any Prior Mortgage; provided that the waiver or cure of any such Event of Default or Matured Event of Default shall constitute a waiver of the default and the rescission and annulment of the consequences thereof.

(M IX 1)

     Each bondholder has the absolute and unconditional right to enforce the payment of principal of and interest on his bonds at or after the maturity thereof. (M IX 12) The holders of 25% or more of the outstanding bonds, or the First Mortgage Trustee, may declare the principal of all outstanding bonds due upon the happening of any of the events of default, but holders of a majority of the outstanding bonds may waive any such default and rescind any such declaration, whether made by the First Mortgage Trustee or holders of 25% or more of the outstanding bonds, if all defaults (other than payment of principal due on account of such declaration) have been made good or secured to the satisfaction of the First Mortgage Trustee or provision deemed by the First Mortgage Trustee to be adequate shall be made therefor. Any waiver does not affect any subsequent default. (M IX 1) The holders of a majority of the outstanding bonds may, upon the happening of any of the events of default, direct the First Mortgage Trustee to enforce payment of the bonds and the lien of the First Mortgage. (M IX 4) The First Mortgage Trustee is under no obligation to exercise any of its trusts or powers at the request of the bondholders unless such bondholders have offered adequate indemnity against costs, expenses and liabilities to be incurred thereby. (M XIII 1)

     Within 90 days after the close of each fiscal year, the Company is required to furnish to the First Mortgage Trustee an officer's certificate as to the absence of default and as to compliance with the terms of the First Mortgage. (M IV 8)

     Concerning the First Mortgage Trustee. Harris Trust and Savings Bank, the Trustee under the First Mortgage, has been a regular depositary of funds of the Company. From time to time the Company borrows funds on a short-term basis from Harris Trust and Savings Bank. As trustee under both the New Mortgage and the First Mortgage, Harris Trust and Savings Bank would have a conflicting interest under the Trust Indenture Act if an Event of Default were to occur under either mortgage. In that case, the First Mortgage Trustee may be required to eliminate such conflicting interest by resigning either as First Mortgage Trustee or as New Mortgage Trustee. There are other instances under the Trust Indenture Act which would require the resignation of the First Mortgage Trustee if an Event of Default were to occur, such as an affiliate of the First Mortgage Trustee acting as underwriter with respect to any First Mortgage Bonds.

     Modification. The First Mortgage may be modified with the consent of the holders of at least 66 2/3% in amount of the bonds outstanding under the First Mortgage, and at least 66 2/3% in amount of each series affected, if less than all series are affected, except that no modification is permitted which will affect the terms of payment of the principal of, or premium, if any, or interest on, any bond issued under the First Mortgage.

(M XV 6) As described more fully in "Description of New Mortgage Bonds," First Mortgage Bonds may be issued to the New Mortgage Trustee as security for New Mortgage Bonds.

                  DESCRIPTION OF THE UNSECURED DEBT SECURITIES

     The following description applies to any offering of Securities by the Company consisting of unsecured debentures, notes or other evidences of indebtedness (the "Unsecured Debt Securities").

GENERAL

     The Unsecured Debt Securities are to be issued under an Indenture dated as of July 15, 1986 (the "Indenture"), between the Company and The Chase Manhattan Bank (the successor to Chemical Bank), as Trustee, as supplemented by one or more Supplemental Indentures relating to the Unsecured Debt Securities. A copy of the Indenture has been filed as an exhibit to the Registration Statement under which the Securities are registered. The following summary does not purport to be complete, and where particular provisions of the Indenture are referred to, such provisions, including definitions of certain terms, are incorporated by reference as a part of such summary, which is qualified in its entirety by such reference.

     The Indenture does not limit the amount of Unsecured Debt Securities which can be issued thereunder and provides that Unsecured Debt Securities may be issued thereunder in one or more series up to the aggregate principal amount which may be authorized from time to time by the Company.

     Reference is made to the Prospectus Supplement for a description of the following terms of each series of Unsecured Debt Securities in respect of which this Prospectus is being delivered:

     - the title of such Unsecured Debt Securities;

     - the limit, if any, upon the aggregate principal amount of such Unsecured Debt Securities;

     - the date or dates on which the principal of such Unsecured Debt Securities is payable;

     - the rate or rates at which such Unsecured Debt Securities will bear interest, if any, the date or dates from which such interest will accrue, the dates on which such interest will be payable, and the regular record dates for the interest payable on such interest payment dates;

     - the option, if any, of the Company to redeem such Unsecured Debt Securities and the periods within which or the dates on which, the prices at which and the terms and conditions upon which, such Unsecured Debt Securities may be redeemed, in whole or in part, upon the exercise of such option;

     - the obligation, if any, of the Company to redeem or purchase such Unsecured Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the holder and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such Unsecured Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

     - the denominations in which such Unsecured Debt Securities will be issuable;

     - whether such Unsecured Debt Securities are to be issued in whole or in part in the form of one or more global Unsecured Debt Securities and, if so, the identity of the depositary for such global Unsecured Debt Securities; and

     - any other terms of such Unsecured Debt Securities not inconsistent with the provisions of the Indenture.

     The Amended and Restated Articles of Incorporation of the Company limit the amount of unsecured indebtedness that the Company may issue or assume, without the consent of the holders of a majority of the total number of shares of Preferred Stock then outstanding, to 20% of the aggregate of the total principal amount of all outstanding First Mortgage Bonds or other securities representing secured indebtedness of the Company and the capital and surplus of the Company as then stated on the Company's books.

     Except as may otherwise be set forth in the Prospectus Supplement, the Company has designated the office of the Trustee in the Borough of Manhattan, the City of New York (currently 450 West 33rd Street, 15th Floor, New York, New York 10001-2697) as the place at which principal of and the premium, if any, and the interest on the Unsecured Debt Securities will be payable and at which Unsecured Debt Securities may be presented for registration of transfer and for exchange for a like series of Unsecured Debt Securities of different denominations, provided that payment of any interest may be made at the option of the Company by check mailed to the registered holders of the Unsecured Debt Securities at their registered addresses. (See Sections 2.01, 2.03 and 4.03)

     The Unsecured Debt Securities will be issued only in fully registered certificated or book-entry form without coupons. The Company may charge a reasonable fee for any transfer or exchange of the Unsecured Debt Securities, with certain exceptions. (See Section 2.06)

     The Unsecured Debt Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Indenture does not restrict the amount of additional unsecured debt which the Company may incur.

RESTRICTIONS ON CONSOLIDATION, MERGER OR TRANSFER OF ASSETS

     The Company may not consolidate with or merge into another corporation, or convey, transfer or lease its properties and assets substantially as an entirety to another entity, unless the corporation formed by or surviving such consolidation or merger (if other than the Company), or the entity which acquires or leases such properties and assets, is a corporation organized under the laws of the United States of America, any State thereof or the District of Columbia and shall assume payment of the Unsecured Debt Securities and the performance of all of the other covenants of the Company under the Indenture, and immediately after giving effect to such transaction no default under the Indenture shall have happened and be continuing. (See Section 5.01) Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture does not contain covenants specifically designed to protect holders of Unsecured Debt Securities in the event of a highly leveraged transaction.

MODIFICATION OF THE INDENTURE

     Certain modifications and amendments of the Indenture may be made by the Company and the Trustee only with the consent of the holders of a majority in aggregate principal amount of the outstanding Unsecured Debt Securities of each series issued under the Indenture which is affected by the modification or amendment, provided that no such modification or amendment may, without the consent of the holder of each Unsecured Debt Security affected thereby:

     - change the stated maturity date of the principal of, or any installment of interest on, any such Unsecured Debt Security;

     - reduce the principal amount of, or interest (or premium, if any) on, any such Unsecured Debt Security;

     - change the currency of payment of principal of, or interest (or premium, if any) on, any such Unsecured Debt Security;

     - impair the right to institute suit for the enforcement of any payment of the principal of, and premium, if any, and interest on any such Unsecured Debt Security or adversely affect the right of repayment, if any, at the option of the holder; or

     - reduce the percentage of holders of each affected series of Unsecured Debt Securities necessary to modify or amend the Indenture or waive defaults with respect to the series.

(See Section 9.02)

EVENTS OF DEFAULT

     The Indenture defines an Event of Default with respect to any series of Unsecured Debt Securities as being any one of the following events and such other event as may be established for the Unsecured Debt Securities of a particular series:

     - default for 30 days in the payment of any interest on such series;

     - default for 3 business days in any payment of principal, and premium, if any, on such series when due;

     - default for 60 days, after appropriate notice, in performance of any other agreement in the Indenture with respect to such series or in the Unsecured Debt Securities of such series; or

     - certain events in bankruptcy, insolvency or reorganization.

No Event of Default with respect to a particular series of Unsecured Debt Securities issued under the Indenture (other than under the immediately preceding bullet point) necessarily constitutes an Event of Default with respect to any other series of Unsecured Debt Securities issued thereunder. In case an Event of Default shall occur and be continuing with respect to any series of Unsecured Debt Securities, the Trustee or the holders of not less than 33% in aggregate principal amount of the Unsecured Debt Securities then outstanding of the series may declare the principal of such series (or such portion of the principal as may be specified as due upon acceleration at that time in the terms of that series) to be due and payable. Any Event of Default with respect to a particular series of Unsecured Debt Securities may be waived by the holders of a majority in aggregate principal amount of the outstanding Unsecured Debt Securities of such series, except in each case a failure to pay principal or premium, if any, or any interest on such Unsecured Debt Security. (See Sections 6.01, 6.02 and 6.04)

     The Indenture requires the Company to file annually with the Trustee a statement signed by two officers of the Company as to the absence of defaults under the terms of the Indenture. The Indenture provides that the Trustee may withhold notice to the holders of the Unsecured Debt Securities of any default (except in payment of principal or premium, if any, or interest) if it considers it in the interest of the holders of the Unsecured Debt Securities to do so. (See Sections 4.04 and 7.05)

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Indenture provides that the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of the Unsecured Debt Securities unless such holders shall have offered to the Trustee satisfactory indemnity. Subject to such provisions for indemnification and certain other rights of the Trustee, the Indenture provides that the holders of a majority in principal amount of the outstanding Unsecured Debt Securities of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy for that series which is available to the Trustee or exercising any trust or power conferred on the Trustee for the benefit of such series. (See Sections 6.05 and 7.01)

DEFEASANCE

     The Indenture provides that the Company may terminate its obligations under the Indenture if (i) all the Unsecured Debt Securities either mature within one year or are called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption and (ii) the Company irrevocably deposits in trust with the Trustee money or U.S. Governmental Obligations (as described below) sufficient to pay principal and interest on the Unsecured Debt Securities to maturity or redemption, as the case may be. (See Section 8.01) For this purpose, U.S. Government Obligations means obligations issued or guaranteed by the United States of America the payment of which the full faith and credit of the United States of America is pledged.

REGARDING THE TRUSTEE

     Harris Trust and Savings Bank is the Trustee under the Indenture. Harris Trust and Savings Bank makes loans to the Company in the normal course of its business.

                              PLAN OF DISTRIBUTION

     We may sell the Securities in the following ways:

     - through dealers;

     - through underwriters;

     - through agents;

     - directly to purchasers; or

     - through any combination of the above.

     The Prospectus Supplement will set forth the specific terms of the series of Securities being offered (the "Offered Securities"), including:

     - the name or names of any underwriters,

     - the price to the public of the Offered Securities and the proceeds to the Company from such sale,

     - any underwriting discounts and other items constituting underwriters' compensation,

     - any initial public offering price, and

     - any discounts or concessions allowed or reallowed or paid to dealers.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If we use underwriters in the sale, the underwriters will acquire the Securities for their own account and may resell the Securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the Securities to you either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters. We will name the underwriter or underwriters with respect to a particular underwritten offering of Offered Securities in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, we will also name the managing underwriter or underwriters on the cover page of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, the underwriters will be obligated to purchase all the Offered Securities if any are purchased, and we will have agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act.

     If we sell the Securities directly or through agents designated by us from time to time, any agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

                                 LEGAL OPINIONS

     Certain legal matters in connection with the Securities will be passed upon for the Company by Schiff Hardin & Waite, Chicago, Illinois and for any underwriters, dealers or agents by counsel named in the applicable Prospectus Supplement.

                                    EXPERTS

     The financial statements incorporated in this Prospectus by reference to Illinois Power Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses in connection with the distribution of the Securities being registered. All amounts shown below are estimates, except the registration fee:

Registration fee of Securities and Exchange Commission......  $ 69,500
Accountants' fees and expenses..............................    25,000
Legal fees and expenses.....................................    80,000
Rating agency fees..........................................    70,000
Trustee fees and expenses (including legal fees)............    60,000
Printing fees...............................................    30,000
Miscellaneous expenses......................................     5,500
                                                              --------
          Total.............................................  $340,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 8.75 of the Illinois Business Corporation Act of 1983, the Company is empowered, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding to which such person is made a party or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company, or serving or having served at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Section 8.75 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, and that such indemnification shall continue as to a director, officer, employee or agent of the Company who has ceased to serve in such capacity, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The By-Laws of the Company provide, in substance, that the Company shall indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is made a party or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company, or serving or having served at the request of the Company in one or more of the foregoing capacities with another corporation, partnership, joint venture, trust or other enterprise. The indemnification is not exclusive of other rights and shall continue as to a person who has ceased to be a director, officer, employer or agent and shall inure to the benefit of his heirs, executors and administrators.

     The Company presently has an insurance policy which, among other things, includes liability insurance coverage for officers and directors under which officers and directors are covered against any "loss" arising from any claim or claims made against them by reason of any "wrongful act" in their respective capacities of directors or officers. "Loss" is specifically defined to exclude fines and penalties as well as matters deemed uninsurable under the law pursuant to which the insurance policy shall be construed. The policy also contains other specific exclusions, including illegally obtained personal profit or advantages, and dishonesty. The policy also provides for reimbursement to the Company, subject to certain deductibles, for loss incurred by having indemnified officers or directors as authorized by state statute, the Company's By-laws or any other agreement.

ITEM 16. LIST OF EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Exhibit Index located elsewhere herein.

ITEM 17. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the statutory and bylaw provisions referred to in
    Item 15, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

    Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

     1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

     2. For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DECATUR, AND STATE OF ILLINOIS ON THE 22ND DAY OF JANUARY, 1999.

                                            ILLINOIS POWER COMPANY
                                            (REGISTRANT)

                                            BY:  /S/ LARRY F. ALTENBAUMER
                                              ----------------------------------
                                                     LARRY F. ALTENBAUMER
                                                  SENIOR VICE PRESIDENT AND
                                                   CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that Illinois Power Company and each of the undersigned officers and directors of Illinois Power Company hereby constitute and appoint each of Charles E. Bayless, Larry F. Altenbaumer and Leah Manning Stetzner the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution for and in the name, place and stead of the undersigned, in any and all capacities, to sign all or any amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as said corporation itself and each said officer or director might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----
               /s/ CHARLES E. BAYLESS                  Chairman, President, Chief     January 22, 1999
-----------------------------------------------------  Executive Officer and
                 Charles E. Bayless                    Director
            (Principal Executive Officer)

              /s/ LARRY F. ALTENBAUMER                 Senior Vice President and      January 22, 1999
-----------------------------------------------------  Chief Financial Officer
                Larry F. Altenbaumer
              (Principal Financial and
                 Accounting Officer)

                                                       Director
-----------------------------------------------------
                   J. Joe Adorjan

               /s/ C. STEVEN MCMILLAN                  Director                       January 22, 1999
-----------------------------------------------------
                 C. Steven McMillan

                /s/ ROBERT M. POWERS                   Director                       January 22, 1999
-----------------------------------------------------
                  Robert M. Powers

               /s/ SHELI Z. ROSENBERG                  Director                       January 22, 1999
-----------------------------------------------------
                 Sheli Z. Rosenberg

                 /s/ WALTER D. SCOTT                   Director                       January 22, 1999
-----------------------------------------------------
                   Walter D. Scott

                 /s/ JOE J. STEWART                    Director                       January 22, 1999
-----------------------------------------------------
                   Joe J. Stewart

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----
               /s/ RONALD L. THOMPSON                  Director                       January 22, 1999
-----------------------------------------------------
                 Ronald L. Thompson

                /s/ WALTER M. VANNOY                   Director                       January 22, 1999
-----------------------------------------------------
                  Walter M. Vannoy

                                                       Director
-----------------------------------------------------
                 Marilou von Ferstel

                 /s/ JOHN D. ZEGLIS                    Director                       January 22, 1999
-----------------------------------------------------
                   John D. Zeglis

                                 EXHIBIT INDEX

        EXHIBIT                                  DESCRIPTION
        -------                                  -----------
          1.1            Form of Underwriting Agreement for New Mortgage Bonds.
          1.2            Form of Underwriting Agreement for Unsecured Debt
                         Securities.
          3.1            Amended and Restated Articles of Incorporation of the
                         Company. Filed as Exhibit 3(a) to the Current Report on Form
                         8-K dated September 7, 1994 (File No. 1-3004).+
          3.2            By-laws of the Company. Filed as Exhibit 3(b)(1) to the
                         Annual Report on Form 10-K for the year ended December 31,
                         1994 (File No. 1-3004).+
          4.1            Mortgage and Deed of Trust dated November 1, 1943. Filed as
                         Exhibit 2(b) Registration No. 2-14066.+
          4.2            Supplemental Indenture dated July 1, 1949. Filed as Exhibit
                         7(a) Registration No. 2-8130.+
          4.3            Supplemental Indenture dated May 1, 1974. Filed as Exhibit
                         2(v) Registration No. 2-51674.+
          4.4            Supplemental Indenture dated May 1, 1977. Filed as Exhibit
                         2(w) Registration No. 2-59465.+
          4.5            Supplemental Indenture dated July 1, 1979. Filed as Exhibit
                         2 to the Quarterly Report on Form 10-Q for the Quarter Ended
                         June 30, 1979. (File No. 1-3004).+
          4.6            Supplemental Indenture dated March 1, 1985. Filed as Exhibit
                         4(a) to the Quarterly Report on Form 10-Q for the Quarter
                         Ended March 31, 1985. (File No. 1-3004).+
          4.7            Indenture dated as of July 15, 1986. Filed as Exhibit 4(b)
                         to the Current Report on Form 8-K dated June 25, 1986. (File
                         No. 1-3004).+
          4.8            Supplemental Indenture dated July 1, 1987. Filed as Exhibit
                         4(ll) to the Annual Report on Form 10-K for the Year Ended
                         December 31, 1987. (File No. 1-3004).+
          4.9            Supplemental Indenture dated December 13, 1989, to Indenture dated as of July 15, 1996. Filed as Exhibit 4(nn) to the
                         Annual Report on Form 10-K for the Year Ended December 31,
                         1989. (File No. 1-3004).+
          4.10           Supplemental Indenture dated July 1, 1991. Filed as Exhibit
                         4(mm) to the Annual Report on Form 10-K for the Year Ended
                         December 31, 1991. (File No. 1-3004).+
          4.11           Supplemental Indenture No. 1 dated June 1, 1992. Filed as
                         Exhibit 4(nn) to the Quarterly Report on Form 10-Q for the
                         Quarter Ended June 30, 1992. (File No. 1-3004).+
          4.12           Supplemental Indenture No. 2 dated June 1, 1992. Filed as
                         Exhibit 4(oo) to the Quarterly Report on Form 10-Q for the
                         Quarter Ended June 30, 1992. (File No. 1-3004).+
          4.13           Supplemental Indenture No. 1 dated July 1, 1992. Filed as
                         Exhibit 4(pp) to the Quarterly Report on Form 10-Q for the
                         Quarter Ended June 30, 1992. (File No. 1-3004).+
          4.14           Supplemental Indenture No. 2 dated July 1, 1992. Filed as
                         Exhibit 4(qq) to the Quarterly Report on Form 10-Q for the
                         Quarter Ended June 30, 1992. (File No. 1-3004).+
          4.15           Supplemental Indenture dated September 1, 1992. Filed as
                         Exhibit 4(rr) to the Quarterly Report on Form 10-Q for the
                         Quarter Ended September 30, 1992. (File No. 1-3004).+

        EXHIBIT                                  DESCRIPTION
        -------                                  -----------
          4.16           General Mortgage Indenture and Deed of Trust dated as of
                         November 1, 1992. Filed as Exhibit 4(cc) to the Annual
                         Report on Form 10-K for the Year Ended December 31, 1992.
                         (File No. 1-3004).+
          4.17           Supplemental Indenture dated February 15, 1993, to Mortgage and Deed of Trust dated November 1, 1943. Filed as Exhibit
                         4(dd) to the Annual Report on Form 10-K for the Year Ended
                         December 31, 1992. (File No. 1-3004).+
          4.18           Supplemental Indenture dated February 15, 1993, to General
                         Mortgage Indenture and Deed of Trust dated as of November 1,
                         1992. Filed as Exhibit 4(ee) to the Annual Report on Form
                         10-K for the Year Ended December 31, 1992. (File No.
                         1-3004).+
          4.19           Supplemental Indenture No. 1 dated March 15, 1993, to
                         Mortgage and Deed of Trust dated November 1, 1943. Filed as
                         Exhibit 4(ff) to the Annual Report on Form 10-K for the Year
                         Ended December 31, 1992. (File No. 1-3004).+
          4.20           Supplemental Indenture No. 1 dated March 15, 1993, to
                         General Mortgage Indenture and Deed of Trust dated as of
                         November 1, 1992. Filed as Exhibit 4(gg) to the Annual
                         Report on Form 10-K for the Year Ended December 31, 1992.
                         (File No. 1-3004).+
          4.21           Supplemental Indenture No. 2 dated March 15, 1993, to
                         Mortgage and Deed of Trust dated November 1, 1943. Filed as
                         Exhibit 4(hh) to the Annual Report on Form 10-K for the Year
                         Ended December 31, 1992. (File No. 1-3004).+
          4.22           Supplemental Indenture No. 2 dated March 15, 1993, General
                         Mortgage Indenture and Deed of Trust dated as of November 1,
                         1992. Filed as Exhibit 4(ii) to the Annual Report on Form
                         10-K for the Year Ended December 31, 1992. (File No.
                         1-3004).+
          4.23           Supplemental Indenture dated July 15, 1993 to Mortgage and
                         Deed of Trust dated November 1, 1943. Filed as Exhibit 4(jj)
                         to the Quarterly Report on Form 10-Q for the Quarter Ended
                         June 30, 1993. (File No. 1-3004).+
          4.24           Supplemental Indenture dated July 15, 1993 to General
                         Mortgage Indenture and Deed of Trust dated as of November 1,
                         1992. Filed as Exhibit 4(kk) to the Quarterly Report on Form
                         10-Q for the Quarter Ended June 30, 1993. (File No.
                         1-3004).+
          4.25           Supplemental Indenture dated August 1, 1993 to Mortgage and
                         Deed of Trust dated November 1, 1943. Filed as Exhibit 4(11)
                         to the Quarterly Report on Form 10-Q for the Quarter Ended
                         June 30, 1993. (File No. 1-3004).+
          4.26           Supplemental Indenture dated August 1, 1993 to General
                         Mortgage Indenture and Deed of Trust dated as of November 1,
                         1992. Filed as Exhibit 4(mm) to the Quarterly Report on Form
                         10-Q for the Quarter Ended June 30, 1993. (File No.
                         1-3004).+
          4.27           Supplemental Indenture dated October 15, 1993, to Mortgage and Deed of Trust dated November 1, 1943. Filed as Exhibit
                         4(nn) to the Quarterly Report on Form 10-Q for the Quarter
                         ended September 30, 1993. (File No. 1-3004).+
          4.28           Supplemental Indenture dated October 15, 1993, to General
                         Mortgage Indenture and Deed of Trust dated as of November 1,
                         1992. Filed as Exhibit 4(oo) to the Quarterly Report on Form
                         10-Q for the Quarter ended September 30, 1993. (File No.
                         1-3004).+
          4.29           Supplemental Indenture dated November 1, 1993, to Mortgage and Deed of Trust dated November 1, 1943. Filed as Exhibit
                         4(pp) to the Quarterly Report on Form 10-Q for the Quarter
                         ended September 30, 1993. (File No. 1-3004).+
          4.30           Supplemental Indenture dated November 1, 1993, to General
                         Mortgage Indenture and Deed of Trust dated as of November 1,
                         1992. Filed as Exhibit 4(qq) to the Quarterly Report on Form
                         10-Q for the Quarter ended September 30, 1993. (File No.
                         1-3004).+
          4.31           Supplemental Indenture dated February 1, 1994, to Mortgage and Deed of Trust dated November 1, 1943. Filed as Exhibit
                         4(hh) to the Annual Report on Form 10-K for the Year ended
                         December 31, 1993. (File No. 1-3004).+

        EXHIBIT                                  DESCRIPTION
        -------                                  -----------
          4.32           Indenture dated as of October 1, 1994 between Illinois Power
                         Company and The First National Bank of Chicago. Filed as
                         Exhibit 4(a) to the Quarterly Report on Form 10-Q for the
                         Quarter ended September 30, 1994. (File No. 1-3004).+
          4.33           First Supplemental Indenture dated as of October 1, 1994, to
                         Indenture dated as of October 1, 1994. Filed as Exhibit 4(b)
                         to the Quarterly Report on Form 10-Q for the Quarter ended
                         September 30, 1994. (File No. 1-3004).+
          4.34           Indenture dated as of January 1, 1996 between Illinois Power
                         Company and Wilmington Trust Company. Filed as Exhibit
                         4(b)(36) to the Annual Report on Form 10-K for the Year
                         ended December 31, 1995. (File No. 1-3004).+
          4.35           First Supplemental Indenture dated as of January 1, 1996, to
                         Indenture dated January 1, 1996. Filed as Exhibit 4(b)(37)
                         to the Annual Report on Form 10-K for the Year ended
                         December 31, 1995. (File No. 1-3004).+
          4.36           Supplemental Indenture dated April 1, 1997, to Mortgage and
                         Deed of Trust dated November 1, 1943. Filed as Exhibit 4(a)
                         to the Quarterly Report on Form 10-Q for the Quarter ended
                         March 31, 1997. (File No. 1-3004).+
          4.37           Supplemental Indenture dated April 1, 1997 to General
                         Mortgage Indenture and Deed of Trust dated as of November 1,
                         1992. Filed as Exhibit 4(b) to the Quarterly Report on Form
                         10-Q for the Quarter ended March 31, 1997. (File No.
                         1-3004).+
          4.38           Supplemental Indenture dated December 1, 1997 to Mortgage
                         and Deed of Trust dated November 1, 1943. Filed as Exhibit
                         4(b)(36) to the Annual Report on Form 10-K for the Year
                         Ended December 31, 1997. (File No. 1-3004).+
          4.39           Supplemental Indenture No. 1 dated as of March 1, 1998 to
                         Mortgage and Deed of Trust dated November 1, 1943.
          4.40           Supplemental Indenture No. 2 dated as of March 1, 1998 to
                         Mortgage and Deed of Trust dated November 1, 1943.
          4.41           Supplemental Indenture No. 1 dated as of March 1, 1998 to
                         General Mortgage Indenture and Deed of Trust dated as of
                         November 1, 1992.
          4.42           Supplemental Indenture No. 2 dated as of March 1, 1998 to
                         General Mortgage Indenture and Deed of Trust dated as of
                         November 1, 1992.
          4.43           Supplemental Indenture dated as of July 15, 1998 to Mortgage and Deed of Trust dated November 1, 1943.
          4.44           Supplemental Indenture dated as of July 15, 1998 to General
                         Mortgage Indenture and Deed of Trust dated as of November 1,
                         1992.
          4.45           Supplemental Indenture dated as of September 15, 1998 to
                         Mortgage and Deed of Trust dated November 1, 1943.
          4.46           Supplemental Indenture dated as of September 15, 1998 to
                         General Mortgage Indenture and Deed of Trust dated as of
                         November 1, 1992.
          4.47           Supplemental Indenture dated as of October 1, 1998 to
                         General Mortgage Indenture and Deed of Trust dated as of
                         November 1, 1992.
          4.48           Form of Supplemental Indenture for New Mortgage Bonds.
          4.49           Specimen New Mortgage Bond-included in Exhibit 4.48.
          4.50           Form of Unsecured Note.
          4.51           Form of Unsecured Debenture.
          5              Opinion of Schiff Hardin & Waite.
         12              Statement of Computation of Ratio of Earnings to Fixed
                         Charges.
         23.1            Consent of PricewaterhouseCoopers LLP.

        EXHIBIT                                  DESCRIPTION
        -------                                  -----------
         23.2            Consent of Schiff Hardin & Waite (contained in its opinion filed as Exhibit 5 to the Registration Statement).
         25              Powers of Attorney (set forth on the signature pages of the
                         Registration Statement).
         26.1            Form T-1 Statement of Eligibility under the Trust Indenture
                         Act of 1939 of Harris Trust and Savings Bank with respect to
                         New Mortgage Bonds.
         26.2            Form T-1 Statement of Eligibility under the Trust Indenture
                         Act of 1939 of The Chase Manhattan Bank with respect to
                         Unsecured Debt Securities.

---------------

+ Incorporated herein by reference.